UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2026

BIOTRICITY INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40761	30-0983531
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

203 Redwood Shores Parkway, Suite 600

Redwood City, California 94065

(Address of Principal Executive Offices)

(800) 590-4155

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2026, Biotricity Inc. (the “Company”) entered into exchange agreements with holders (the “Exchange Holders”) of an aggregate of 14,144,325 shares of the Company’s common stock (the “Exchange Shares”), options (the “Exchange Options”) to purchase 3,992,427 shares of common stock of the Company, and warrants (the “Exchange Warrants,” and together with the Exchange Shares and the Exchange Options, the “Exchange Securities”) to purchase 1,436,216 shares of common stock of the Company. The Exchange Holders include officers and directors of the Company.

Pursuant to the exchange agreements, the Exchange Holders exchanged their Exchange Securities for an aggregate of 1,957,297 shares of newly created Series C Preferred Stock of the Company (on the basis of ten Exchange Securities for one share of Series C Preferred Stock).

In connection with the exchange agreements, on May 1, 2026, the Company filed a Certificate of Designation of Series C Preferred Stock with the Secretary of State of Nevada. Pursuant to the Certificate of Designation, the Company designated 2,100,000 shares as Series C Preferred Stock. Holders of Series C Preferred Stock (the “Series C Holders”) will be entitled to 40 votes for each share of Series C Preferred Stock. Effective upon the closing of any offering of equity securities in which the Company receives gross proceeds of at least $15 million (a “Qualified Financing”), outstanding shares of Series C Preferred Stock will automatically convert into an aggregate of 59.6% of the Company’s outstanding shares of common stock (the “Conversion Shares”). In the event the Company issues warrants in such Qualified Financing, Series C Holders will also receive warrants in the form issued in the Qualified Financing and in the same ratio to the Conversion Shares as the warrant coverage in the Qualified Financing. In the event the Company has not consummated a Qualified Financing by March 31, 2028, Series C Holders will have the right to convert each share of Series C Preferred Stock to 10 shares of common stock.

The foregoing descriptions of the exchange agreements and Certificate of Designation are qualified by reference to the full text of such documents, which are filed as exhibits to this report.

In connection with the foregoing, the Company relied upon the exemption from registration under Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
3.1	Certificate of Designation of Series C Preferred Stock
10.1	Form of Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 1, 2026

BIOTRICITY INC.

By:	/s/ Waqaas Al-Siddiq
Waqaas Al-Siddiq
Chief Executive Officer